Exhibit 10.1

Deal CUSIP 68572PAA7

Revolving Loan CUSIP 68572PAB5

Term Loan CUSIP 68572PAC3

Draw Loan CUSIP 68572PAD1

AMENDMENT NO. 4 to Second Amended and Restated Credit Agreement

DATED AS OF MARCH 31, 2017

AMONG

ORCHIDS PAPER PRODUCTS COMPANY,

THE LENDERS,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

Amendment NO. 4 to Second Amended and Restated Credit Agreement

THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of March 31, 2017, among Orchids Paper Products Company, a Delaware corporation, the undersigned Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. Capitalized terms used and not otherwise defined in this Amendment (including Exhibit A attached hereto) shall have the meanings assigned thereto in the Credit Agreement.

RECITALS

A.                 The Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of June 25, 2015, as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015 among Borrower, the Lenders and the Administrative Agent, (ii) that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015 among Borrower, the Lenders and the Administrative Agent and (iii) that certain Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of January 19, 2017 among Borrower, the Lenders and the Administrative Agent (collectively, the "Credit Agreement").

B.                 The parties enter into this Amendment to (i) amend the Leverage Ratio covenant, (ii) amend the Fixed Charge Coverage Ratio covenant, (iii) amend the definition of the term "Maintenance Capital Expenditures" and (iv) amend the terms of the Draw Loan as more particularly described below.

AGREEMENT

The undersigned Lenders constituting the Required Lenders, the Administrative Agent and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.                  Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)                The definition of the term "Maintenance Capital Expenditure" appearing in Article I of the Credit Agreement is deleted and replaced with the following:

"Maintenance Capital Expenditure" means, for the applicable period, an amount equal to $4,250,000.

(b)               The defined term "Cash Flow Reserve" is hereby added to the Credit Agreement in the appropriate alphabetical order as follows:

"Cash Flow Reserve" means (i) for the period ending on June 30, 2017, an amount equal to $15,000,000, (ii) for the periods ending on September 30, 2017, December 31, 2017 and March 31, 2018, an amount equal to $30,000,000, (iii) for the period ending on June 30, 2018, an amount equal to $15,000,000, and (iv) for the period ending on September 30, 2018 and for each period ending thereafter, an amount equal to $0.

(c)                Section 2.2(b) of the Credit Agreement is deleted and replaced with the following:

(b)       All cash proceeds (net of reasonable and customary fees and commissions) received by any Loan Party in connection with (i) any payments received by any Loan Party in connection with any insurance or condemnation policy that are not otherwise reinvested or held for reinvestment within a six (6) month period, (ii) any issuance or sale of any equity interests, shares, interest, participations or other equivalents (however designated) of capital stock of any corporation, any and all equivalent ownership (and profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership of profit interests in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, (iii) any incurrence of Indebtedness, and (iv) any disposition of assets by any Loan Party, other than Dispositions permitted under Section 6.13(a) and (b) and dispositions under Section 6.13(c) if disposition proceeds do not exceed $250,000, shall, in each case, be used no later than two (2) Business Days after receipt thereof to prepay Term Loans in an aggregate amount equal to such proceeds. All prepayments made pursuant to this Section 2.2 shall be applied first to scheduled principal installments of the Draw Loans in inverse order of maturity until paid in full, and then to scheduled principal installments of the Term Loans in inverse order of maturity; provided, however, that, at the election of Borrower, up to $5,000,000 of net cash proceeds received by Borrower from the issuance of its equity interests during the period commencing on April 1, 2017 and ending on September 30, 2017 may be applied first to Revolving Loans, and then, to scheduled principal installments of the Draw Loans in inverse order of maturity until paid in full, and then to scheduled principal installments of the Term Loans in inverse order of maturity until paid in full.

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(d)               Section 2.12(d) of the Credit Agreement is deleted and replaced with the following:

(d)       The Borrower shall repay the Draw Loans on a quarterly basis on the first day of each March, June, September and December (or, if such date is not a Business Day, on the immediately preceding Business Day) commencing on September 1, 2017, in the aggregate principal amount equal to: (i) for the payment due on September 1, 2017, 1.5% of the outstanding principal balance of Draw Loans as of August 31, 2017, (ii) for the payment due on December 1, 2017, 1.5% of the outstanding principal balance of Draw Loans as of November 30, 2017, and (iii) for the payment due on March 1, 2018 and on the first day of each June, September, December and March thereafter, 1.5% of the outstanding principal balance of Draw Loans as of December 31, 2017. To the extent not previously paid, all unpaid Draw Loans shall be paid in full by the Borrower on the Facility Termination Date.

(e)                Section 6.21 of the Credit Agreement is deleted and replaced with the following:

6.21       Financial Covenants.

(a)       Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, of (i) Consolidated EBITDA, plus Consolidated Rentals, plus, an amount equal to the net cash proceeds received by Borrower from the issuance of its equity interests during the period commencing on April 1, 2017 and ending on September 30, 2017, plus such other adjustments as approved by Required Lenders, minus Maintenance Capital Expenditures, minus Restricted Payments, minus cash taxes, minus the Cash Flow Reserve, to (ii) Consolidated Interest Expense, plus Consolidated Rentals, plus Consolidated Principal Payments over the four (4) fiscal quarters then ending, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than the ratio indicated for each determination date specified below:

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Determination Date	Ratio

On March 31, 2017	1.20:1.00

On June 30, 2017	1.00:1.00

On September 30, 2017	1.05:1.00

On December 31, 2017 and on the last
day of each calendar quarter thereafter	1.20:1.00

(b)       Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters commencing with the fiscal quarter ending on September 30, 2017, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four (4) fiscal quarters to be greater than the ratio indicated for each determination date specified below:

Determination Date	Ratio

On September 30, 2017	5.50:1.00

On December 31, 2017	4.50:1.00

On March 31, 2018 and on the last
day of each calendar quarter thereafter	3.50:1.00

(f)                Section 2.2(a)(v) of Article H-II of the Credit Agreement is hereby deleted and replaced with the following:

(v)       Such documentation as may be required by the Title Company to issue a date down endorsement to and continuation of the Title Policy covering the amount of the Real Estate Advance reflecting that there have been no mechanics’ or materialmen’s liens filed, or other matters placed of record, since the date of the issuance of the Title Policy, and updating the effective date of the Title Policy to the New Real Estate Advance date.

(g)                The following Section 5.20 is added to Article H-V of the Credit Agreement as follows:

5.20       Final Completion. Upon achieving final Completion of the Project (including installation of the Equipment), Borrower will provide to the Administrative Agent, at Borrower's sole cost and expense: (a) evidence satisfactory to the Administrative Agent of the issuance of a final certificate of occupancy for all of the Improvements, (b) evidence satisfactory to the Administrative Agent that all sums due in connection with the acquisition, development and construction of the Improvements have been paid in full, and that no party claims any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith, (c) such documentation as may be required by the Title Company to issue a date down endorsement to and continuation of the Title Policy covering the amount of the Real Estate Advance and the New Real Estate Advance reflecting that there have been no mechanics’ or materialmen’s liens filed, or other matters placed of record, since the date of the issuance of the Title Policy, and updating the effective date of the Title Policy to a recent date acceptable to Administrative Agent and (d) all such other agreements, documents, certificates, information, assurances and/or exhibits which may be reasonably required, in the Administrative Agent's reasonable judgment, to assure compliance with the requirements of this Agreement.

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(h)               The definition of the term "Completion Date" appearing in Article H-VII of the Credit Agreement is deleted and replaced with the following:

“Completion Date”: Means September 30, 2017, subject to Force Majeure on the condition that Borrower furnishes written notice to the Administrative Agent immediately upon becoming aware of the occurrence of any Force Majeure condition, provided, however, that the aggregate period of any and all such Force Majeure delays shall not exceed 60 days.

(i)                 The definition of the term "Draw Period" appearing in Article H-VII of the Credit Agreement is deleted and replaced with the following:

“Draw Period”: Means the period commencing on the date of this Agreement and ending on December 25, 2017.

2.                  No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unmodified and in full force and effect.

3.                  Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and Lenders that:

(a)       The execution, delivery and performance by the Borrower of this Amendment and all other Loan Documents required to be delivered in connection with this Amendment have each been duly authorized by all necessary action, and does not contravene (i) any provision of the organizational documents of the Borrower, (ii) any law, rule, or regulation applicable to the Borrower or its properties, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject.

(b)       No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment and each other Loan Document required to be delivered in connection with this Amendment, except as has been duly obtained or made and are in full force and effect.

(c)       This Amendment and all other Loan Documents required to be delivered in connection with this Amendment have been duly executed and delivered by the Borrower and each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

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(d)       All representations and warranties made by the Borrower in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

(e)       The Borrower is in compliance with all covenants and agreements contained in Article VI of the Credit Agreement, as amended by this Amendment.

(f)       There have been no amendments or modifications to the Borrower's organizational documents since such documents were certified and delivered to Administrative Agent on the Effective Date.

(g)       The resolutions of the Borrower certified and delivered to Administrative Agent on the Effective Date have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

(h)       To the best of the Borrower's knowledge, no Default or Event of Default currently exists under the Loan Documents, as amended by this Amendment.

4.                  Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that (a) all accrued but unpaid interest on the Loans as of the date hereof shall have been paid by the Loan Parties, (b) no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document, as amended by this Amendment, (c) each of the Borrower and Guarantors shall have delivered evidence of its authority to enter into this Amendment as well as the capacity of the individuals executing this Amendment on its behalf, (d) each Guarantor has executed and delivered the Consent of Guarantors attached hereto to Administrative Agent, (e) Borrower has paid to Administrative Agent for the benefit of the Administrative Agent and Lenders the fees as set forth in that certain Fee Letter dated as of March 10, 2017 between Borrower and Administrative Agent, (f) this Amendment has been executed by the Borrower and Lenders constituting the Required Lenders, and (g) the Administrative Agent shall have received such other items as it may reasonably request.

5.                  Ratification and Affirmation; Conflicts. The Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement or the other Loan Documents, the provisions of this Amendment shall supersede and control.

6.                  Waiver of Claims and Defenses. Borrower hereby releases, remises, acquits and forever discharges Administrative Agent and each Lender and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement or the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters, may be pleaded as a full and complete defense to any action by Borrower against any or all of the Released Parties, and may be used as the basis for a permanent injunction against any action by Borrower against any or all of the Released Parties. Borrower represents and warrants to Administrative Agent and Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

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7.                  No Impairment. Nothing in this Amendment shall be deemed to or shall in any manner prejudice or impair the Loan Documents, the Collateral Documents or any security granted or held by the Administrative Agent for the Obligations.

8.                  Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.                  APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.              Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

11.              Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Amendment shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER: ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation By: /s/ Rod Gloss Rod Gloss, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ORCHIDS PAPER PRODUCTS COMPANY

OF SOUTH CAROLINA, a Delaware corporation

By: /s/ Rod Gloss

Rod Gloss, Chief Financial Officer

Signature Page - Amendment No. 4

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer, as Swing Line Lender and as Administrative Agent

By: /s/ Jason Henrie Jason Henrie, Vice President

Signature Page - Amendment No. 4

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kristin Bohanan
Name:	Kristin Bohanan
Title:	Vice President

Signature Page - Amendment No. 4

SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

Signature Page - Amendment No. 4

FIRST TENNESSEE BANK, as a Lender

By:	/s/ Tammy C. Trosclair
Name:	Tammy C. Trosclair
Title:	Vice President

Signature Page - Amendment No. 4

CONSENT OF GUARANTORS

This Consent of Guarantors is being delivered pursuant to the terms of that certain Amendment No. 4 to Second Amended and Restated Credit Agreement dated of even date herewith (the "Amendment") among Orchids Paper Products Company, a Delaware corporation ("Borrower"), the Lenders named therein and U.S. Bank National Association, as Administrative Agent (the "Administrative Agent"), LC Issuer and Swingline Lender.

The Amendment amends and modifies the terms of that certain Second Amended and Restated Credit Agreement dated as of June 25, 2015 between Borrower and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender, as amended by that certain (a) Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015, (b) Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015, and (c) Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of January 19, 2017 (collectively, the "Credit Agreement").

Each of the undersigned (individually, a "Guarantor" and collectively, the "Guarantors") is a guarantor of, and pledgor of collateral for, the indebtedness and obligations of Borrower to the Holders of the Secured Obligations under the Credit Agreement, pursuant to the terms of certain Loan Documents, which include, without limitation, the guaranty agreements and other collateral documents described on Schedule 1 attached hereto (collectively, the "Guarantor Documents").

Borrower has requested that U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders agree to amend and modify the terms of the Credit Agreement in the manner set forth in the Amendment, and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders are willing to agree to the terms of the Amendment, but only if the Guarantors execute and deliver this Consent of Guarantors to the Administrative Agent for the benefit of the Lenders.

To induce the Administrative Agent, LC Issuer, Swingline Lender and the Lenders to amend and modify the Credit Agreement pursuant to the terms of the Amendment and the other Loan Documents (as defined in the Credit Agreement) to be executed and/or delivered to Administrative Agent in connection therewith, the undersigned Guarantors jointly and severally:

(a)        represent and warrant to the Administrative Agent and Lenders that they have been provided copies of the Amendment and the other Loan Documents and are familiar with their terms;

(b)        consent to Borrower's execution and delivery of the Amendment and the other Loan Documents to the Administrative Agent and Lenders;

(c)        agree that the execution, delivery and performance of the Amendment and the other Loan Documents shall not discharge, limit or otherwise impair the obligations of any Guarantor under the Guarantor Documents;

(d)        agree that the Guarantor Documents remain in full force and effect and are enforceable against the Guarantors party thereto in accordance with their respective terms;

(e)        agree that the Guarantor Documents shall act to guarantee or secure, as applicable, the payment and performance of all Secured Obligations (as defined in the Credit Agreement) as modified in connection with the Amendment; and

(f)        agree that no Guarantor has any defenses, set-offs, counterclaims or other claims to or against the enforcement of the Administrative Agent's and/or Lenders' rights and remedies under the Guarantor Documents and to the extent any such Guarantor may have such defenses, set-offs, counterclaims or other claims, each Guarantor hereby waives and releases any and all such defenses, set-offs, counterclaims or other claims.

Each Guarantor ratifies and reaffirms such Guarantor’s obligations under the Guarantor Documents to which such Guarantor is a party. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. This Consent of Guarantors may be validly executed and delivered by fax or other electronic means and by use of multiple counterpart signature pages.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Consent of Guarantors as of March 31, 2017.

GUARANTORS:

ORCHIDS PAPER PRODUCTS COMPANY
OF SOUTH CAROLINA

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

ORCHIDS MEXICO (DE) HOLDINGS, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

ORCHIDS MEXICO (DE) MEMBER, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

OPP ACQUISITION MEXICO, S. DE R.L. DE C.V.

By:	/s/ Rod Gloss
Rod Gloss
Manager and Legal Representative

SCHEDULE 1

List of Guaranty and Pledge Agreements

1.	Guaranty dated as of June 3, 2014, executed by Orchids Mexico (DE) Holdings, LLC, a Delaware limited liability company ("Holdings"), and Orchids Mexico (DE) Member, LLC, a Delaware limited liability company ("Member")

2.	Guarantee Agreement dated as of June 3, 2014, between OPP Acquisition Mexico, S. de. R.L. de. C.V. ("Mexico Subsidiary") and Administrative Agent

3.	Security Agreement dated as of June 3, 2014, executed by Borrower, Holdings and Member

4.	Assignment of Agreements dated as of July 31, 2014, executed by Borrower and Mexico Subsidiary

5.	Contrato de Prenda (Asset Pledge Agreement) dated as of July 31, 2014, executed by Mexico Subsidiary

6.	Contrato de Prenda Sobre Partes Sociales (Share Peldge Agreement) dated as of July 31, 2014, executed by Holdings

7.	Supplement to Guaranty dated as of April 28, 2015, executed by Orchids Paper Products Company of South Carolina, a Delaware limited liability company ("Orchids South Carolina")

8.	Security Agreement Supplement dated as of April 28, 2015, executed by Orchids South Carolina

9.	Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases dated as of May 12, 2015, executed by Orchids South Carolina